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                                                              Exhibit 1.A.(8)(f)

                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT made as of the 23rd day of August, 2002, by and among The World Insurance Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, First Dominion Capital Corporation, a corporation organized under the laws of the Commonwealth of Virginia (the "Distributor"), CSI Capital Management, Inc. (the "Adviser"), a corporation organized under the laws of the State of California and John Hancock Life Insurance Company (the "Company"), a life insurance company organized under the laws of the Commonwealth of Massachusetts.

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Trust was organized to act as a funding vehicle for variable life insurance and/or variable annuity contracts, and shares of beneficial interest of the Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets (each a "Fund" and collectively, the "Funds"); and

         WHEREAS, the Funds offered by Trust and Distributor to the Company, and each class of Fund shares so offered (the "Shares"), are set forth on Schedule A hereto; and

         WHEREAS, the Distributor is a member firm of the National Association of Securities Dealers, Inc., and is duly registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any applicable state securities law, and is the Trust's principal underwriter; and

         WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended (the "Advisers Act"), and any applicable state securities law, and is the Trust's investment adviser; and

         WHEREAS, the Company has established one or more separate accounts set forth in Schedule B, as may be amended from time to time (the "Separate Accounts") to offer certain variable life insurance and/or variable annuity contracts (the "Variable Contracts"); and

         WHEREAS, the Separate Accounts are or will be duly organized, validly existing segregated asset accounts of the Company, to set aside and invest assets attributable to the Variable Contracts;

         WHEREAS, the Company has registered or will register the Separate Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available) and has registered or will register the Variable Contracts under the 1933 Act (unless an exemption from registration is available);

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         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Shares of one or more of the Funds specified in Schedule A to fund the Variable Contracts, and the Trust and the Distributor intend to sell such Shares to the Company for its Separate Accounts at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor, the Adviser and the Company agree as follows:

                Article I. PURCHASE AND REDEMPTION OF FUND SHARES

1.1 Purchase of Shares. The Trust and the Distributor agree to sell Shares to the Company that the Company orders on behalf of the Separate Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice by telephone, facsimile (orally confirmed) or by such other means as the Trust and the Company may mutually agree of such purchase order by 10:00 a.m. Boston time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading.

1.2 Redemption of Shares. The Trust agrees to redeem, upon the Company's request, any full or fractional Shares held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this
Section 1.2, the Company shall be the designee of the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice by telephone, facsimile (orally confirmed) or by such other means as Trust and Company may mutually agree of such request for redemption by 10:00 a.m. Boston time on the next following Business Day.

1.3 Timely Pricing and Orders. The Trust and the Adviser will provide closing net asset value information per share for each Fund specified on Schedule A to the Company at the close of trading on each Business Day. The Trust and the Adviser will use their best efforts to provide this information by 6:00 p.m. Boston time. In the event that the Trust or the Adviser is unable to meet the 6:00 p.m. time stated herein, the Company shall be provided additional time to provide notice of orders for the purchase and redemption of Shares equal to the additional time it takes the Trust and the Adviser to make this information available to the Company. However, if this information is not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for the Company to provide notice within the time specified in sections 1.1 and 1.2 hereof (i.e., 10:00 a.m. Boston time on the next following Business Day), then the Company and its Separate Accounts shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct share net asset value, and the Trust shall reimburse the Company for reasonable incidental expenses related to such unavailability of net asset value(s) per share within the time specified herein. Subject to the foregoing, at the end of each Business Day, the Company shall use the net asset value information described above to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's Separate Account transactions

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based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Fund Shares which shall be purchased or redeemed at that day's closing net asset value per share. The Company will use its best efforts to place notice of net purchase or redemption orders with the Trust by 10:00 a.m. Boston time, on the Business Day next following the Company's receipt of such requests in accordance with the terms of Sections 1.1 and 1.2 hereof and neither the Trust or the Adviser will be liable for a delay in the calculation of the net asset value(s) that results from the failure of the Company to provide by 10:00 a.m. all required information concerning sales and redemptions during the preceding business day.

1.4 Payment for Purchase of Shares. The Company shall pay for Shares purchased at its direction by 4:00 p.m. Boston time on the Business Day it provides notice of an order to purchase such Shares in accordance with section 1.1 hereof. Payment shall be in federal funds transmitted by wire less, with respect to purchase of Shares of a Fund specified in schedule A, a credit for any Shares redeemed from that Fund by Company.

1.5 Payment Upon Redemption of Shares. Under normal circumstances, the Trust shall make payment to the Company by 2:00 p.m. Boston time for Shares redeemed on the Business Day the Company provides notice to redeem Shares in accordance with section 1.2 hereof; provided, however that Trust may delay redemptions uniformly to all holders of shares of that Fund during any time period specified in the Trust's prospectus or statement of additional information. Payment shall be in federal funds transmitted by wire to the Company's bank accounts as designated by Company.

1.6 Dividends and Distributions. The Trust or the Adviser shall furnish notice on or before the ex-dividend or ex-distribution date of this Agreement, of the declaration and amount per share of any income, dividends or capital gain distributions payable on the Shares of any Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares of a Fund in additional Shares of that Fund, and the Trust shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions. The Company reserves the right to change this election in the future.

1.7 No Public Sales. The Trust agrees that all shares of the Funds will be sold only to Company, its affiliates, and other non-affiliated insurance companies which have agreed to participate in the Trust to be held in their respective separate accounts and/or to certain qualified retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. No shares of the Trust will be sold directly to the general public.

1.8 Suspension, Termination of Sales. The Trust may refuse to sell shares of any Fund to any person, or may suspend or terminate the offering of the Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust (the "Board"), acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary and in the best interests of shareholders of that Fund.

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1.9 Book-Entry. Issuance and transfer of the Shares will be by book entry only.
Stock certificates will not be issued to the Company or to the Separate Accounts. Shares ordered from the Trust will be recorded in appropriate book entry titles for Separate Accounts.

1.10 Pricing Errors. In the event of an error in the computation of a Fund's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Trust shall notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, the Trust shall make an adjustment to the number of shares purchased or redeemed by the Company to reflect the current NAV. If an adjustment is necessary to correct a material error that has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Fund(s) attributable to the accounts of the Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amount to the applicable Variable Contract owners accounts. Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to Trust any overpayment that has not been paid to Variable Contract owners; provided, that the Adviser, the Distributor and the Trust each acknowledge that the Company shall not be required to recover overpayments from any Variable Contract owner that, because of a pricing error, may have been overpaid for units of interest redeemed from his/her account, but shall reasonably cooperate with the Trust should it determine to seek such recovery. In furtherance thereof, upon the request of the Trust, the Company shall authorize the Trust to institute and prosecute, at its expense, any action to recover material overpayments from any Variable Contract owner arising from such a pricing error; provided, however, that in any such event, the Trust shall indemnify and hold harmless Company and each of its officers, directors, employees and agents against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which such indemnified parties may become subject under any statute, regulation, at common law or otherwise, to the extent such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from or are related to the pricing error. In no event shall the Company be liable to Variable Contract owners for any such adjustments or underpayment amounts. The provisions of this Section 1.10 shall survive termination of the Agreement.

                   Article II. REPRESENTATIONS AND WARRANTIES

2.1 Company Representations and Warranties. The Company represents and warrants that:

       (a) it is an insurance company duly organized and in good standing under the laws of Massachusetts and that it has legally and validly established each Separate Account as a segregated asset account under such laws; and

       (b) it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust in accordance with the

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           provisions of the 1940 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available; and

       (c) the Variable Contracts will be registered under 1933 Act, unless an exemption from registration is available, prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and

       (d) for purposes other than diversification under section 817 of the Code and "investor control," the Variable Contracts are currently, and at the time of issue shall be, treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, and that the Company will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents that each of its Separate Accounts is a "segregated asset account" and that interests in the Separate Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
           Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.2 Trust Representations and Warranties. The Trust represents and warrants that:

       (a) it has appointed Distributor as the principal underwriter of shares of the Funds within the meaning of the federal securities laws;

       (b) Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws;

       (c) it shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares and, subject to Section 1.9 above, Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares;

       (d) it shall register and qualify its shares for sale in accordance with, and to the extent required by, the laws of the various states;

       (e) each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and that in the event a Fund should fail to so qualify or if the Trust shall have a reasonable basis for believing that a Fund might not so comply, the Trust will notify the Company immediately and will immediately take all steps necessary to adequately diversify the Fund to achieve compliance within the grace period provided under such regulations; and

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       (f) each Fund is qualified as a Regulated Investment Company under
           Subchapter M of the Code and will maintain such qualification (under Subchapter M or any successor provision), and that it in the event a Fund should fail to so qualify or the Trust shall have a reasonable basis for believing that a Fund might not so qualify, the Trust will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future and will immediately take all steps necessary to qualify for such treatment for each taxable year; and

       (g) each Fund will comply in all material respects with any applicable state insurance law restrictions; provided, however, that Company provides specific written notification of such restrictions to the Trust or the Adviser, and it will furnish information to the Company about the Trust that is not otherwise available to the Company so long as the Company has advised the Trust that such information is required by state insurance law;

       (h) each of its trustees, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company and the Trust agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Company in the event that such coverage no longer applies;

       (i) to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust undertakes to have its Board, the majority of whose members are not "interested persons" of the Trust, formulate and approve any plan to finance distribution and, in such event, the Trust shall immediately notify the Company of such plan; and

       (j) it shall comply in all material respects with applicable provisions of the 1940 Act and the regulations thereunder so that any investment advisory, distribution or management fees paid by a Fund are in accordance with the requirements of the 1940 Act.

2.3 Distributor Representations and Warranties. Distributor represents and warrants that:

       (a) it is and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

       (b) it is registered as a broker-dealer under the 1934 Act and will remain duly registered and licensed under all applicable federal and state securities laws; and

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       (c) it serves as principal underwriter of the Trust, and it will distribute Fund shares and perform its obligations hereunder in compliance in all material respects with all applicable state and federal laws and regulations.

2.4 Adviser Representations and Warranties. Adviser represents and warrants that:

       (a) it is and will remain duly registered under the Advisers Act and under all other applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance with any applicable state and federal securities laws; and

       (b) it will furnish services to the Trust in a manner that will cause each Fund to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and in the event a Fund should fail to so qualify or if Adviser shall have a reasonable basis for believing that a Fund might not so comply, the Adviser will notify the Company immediately and will immediately seek to take all steps necessary to adequately diversify the Fund to achieve compliance within the grace period provided under such regulations; and

       (c) in providing services to the Trust, it will use best efforts to cause each Fund to be qualified as a Regulated Investment Company under Subchapter M of the Code and will maintain such qualification (under Subchapter M or any successor provision), and in the event a Fund should fail to so qualify or if the Adviser shall have a reasonable basis for believing that a Fund might not so qualify, the Adviser will notify the Company immediately and will immediately take all steps within its power necessary to qualify for such treatment for each taxable year; and

       (d) in providing its services to the Trust, the Adviser will use best efforts to cause each Fund to comply in all material respects with any applicable state insurance law restrictions; provided, however, that the Company provides specific written notification of such restrictions to the Trust or the Adviser, and the Adviser will furnish information to the Company about the Trust not otherwise available to the Company which it has been advised by the Company is required by state insurance law; and

       (e) each of its directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Adviser agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Company in the event that such coverage no longer applies; and

       (f) it shall comply in all material respects with applicable provisions of the 1940 Act and the regulations adopted thereunder so that any investment advisory, distribution or

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              management fees it receives from, or pays on behalf of, the Trust are in accordance with the requirements of the 1940 Act.

              Article III. PROSPECTUS, REPORTS AND PROXY STATEMENTS

3.1 Registration. The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all of the Trust's registration statements, shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information.

3.2 Trust Prospectus. At least annually, the Trust or its designee shall provide to the Company, free of charge, as many copies of the current prospectus for the shares of the selected Funds as the Company may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many more copies of the current prospectus for the selected Funds as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts (including existing Variable Contract owners whose Variable Contracts are not funded by such shares). Except as required by regulation or law, the Trust and the Distributor agree that the prospectus for the selected class of the selected Fund(s) will describe only such class and such Fund(s) and will not offer the shares of any other Fund or any other class or shares that may be organized within the Trust. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" final copy of such documentation on diskette at the Trust's expense) and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts, the prospectus for the Trust shares, and the prospectus for any other investment company or fund offered as investments for the Variable Contracts printed together in one document. The Trust and the Distributor agree to cooperate with the Company to provide the documents on a timely basis to meet the Company's reasonable deadline requirements for production. The Trust or the Distributor shall reimburse the Company for additional expenses it reasonably incurs as a direct result of late delivery of Trust's prospectus which is caused by the Trust or the Distributor. The reimbursements provided for under this section 3.2 shall be in addition to any indemnification provided under Article VIII.

3.3 Shareholder Reports. The Trust shall provide the Company with copies of the Trust's reports to shareholders, and other Trust communications to shareholders in such quantity as the Company shall reasonably require for distribution to Variable Contract owners. If requested by the Company in lieu thereof, the Trust or its designee shall provide to the Company reports to shareholders in a camera-ready format. The Trust agrees that the Trust's reports delivered to the Company for dissemination to Variable Contract owners will describe only the Funds and the Shares specified in Schedule A and, except as required by law or regulation, will not refer to any other Funds, or other classes of shares of the Trust. The Trust (or the Distributor) shall reimburse the Company for reasonable expense of distribution of reports to existing Variable Contract owners investing in the Funds. The Trust and the Distributor agree to cooperate with the Company to provide the Trust's report to shareholders within 45 calendar days of the end of the reporting period so as to meet the Company's requirements for production and delivery on a timely basis. The Trust or the Distributor shall reimburse the Company for additional expenses it

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reasonably incurs as a direct result of late delivery of the Trust's reports to shareholders caused by the Trust or Distributor. The reimbursements provided for under this Section 3.3 shall be in addition to any indemnification provided under Article VIII.

3.4 Proxy Statements. The Trust shall provide the Company with copies of the Trust's proxy statements and other related Trust communications to shareholders, in such quantity as the Company shall reasonably require for distribution to Variable Contract owners. The Trust or the Distributor shall reimburse the Company for reasonable expenses in connection with a proxy statement, including without limit, the reasonable expense of distribution of the Trust's proxy material to Variable Contract owners and the expense of a proxy tabulator.

3.5 Notification of Filing. The Trust will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide Trust with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a selected Fund promptly after the filing of each such document with the SEC or other regulatory authority.

                   Article IV. SALES MATERIAL AND INFORMATION

4.1 Definition. For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

4.2 Review by the Trust or the Distributor. The Company will furnish, or will cause to be furnished, to the Trust or the Distributor, each piece of sales literature or other promotional material in which the Trust, the Distributor or any affiliate thereof is named, at least ten (10) Business Days prior to its intended use. No such material shall be used unless the Trust or the Distributor approves such material. Such approval shall be presumed given if notice to the contrary is not received by the Company within fifteen (15) Business Days after receipt by the Trust or Distributor of such material.

4.3 Review by Company. The Trust or the Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least ten (10) Business Days prior to its

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intended use. No such material shall be used unless the Company approves such material in writing.

4.4 Information about Company, Separate Accounts or Variable Contracts. Except with the permission of the Company, neither the Trust, the Adviser nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company or any affiliate thereof, the Separate Accounts, or the Variable Contracts other than the information or representations contained in the registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, provided however that such information or representations are used in a context that does not cause the information, representations or statements contained in the registration statement or prospectus for the Variable Contracts, reports of the Separate Account, or sales literature or other promotional material approved by the Company or its designee to be untrue or omit information contained in such documentation otherwise required to be stated or necessary to make the information, representations, or statements not misleading.

4.5 Information about the Trust, the Adviser or the Distributor. Except with the permission of the Trust, the Adviser or the Distributor, the Company shall not give any information or make any representations on behalf of the Trust, the Adviser or the Distributor or any affiliate thereof other than the information or representations contained in the registration statements or prospectuses for the Trust, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, the Adviser or the Distributor or designee thereof, provided however that such information or representations are used in a context that does not cause the information, representations or statements contained in the registration statements or prospectuses for the Trust, reports to shareholders or proxy statements for the Trust, or sales literature or other promotional material approved by the Trust or Distributor or designee thereof to be untrue or omit information contained in such documentation otherwise required to be stated or necessary to make the information, representations, or statements not misleading.

4.6 Use of John Hancock Name. Neither the Trust, the Adviser nor the Distributor shall use any designation comprised in whole or part of the names or marks "John Hancock" or "Hancock" or any logo or other trademark relating to the Company, the Separate Accounts or the Variable Contracts without the prior written consent of the Company. The Company reserves the right to object to the continued use of any sales literature or other material in which any such name or mark is used and no such material shall be used if the Company or its designee so objects. Upon termination of this Agreement for any reason, the Trust, Distributor and Adviser shall all cease use of any such name or mark.

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                       ARTICLE V. FEES, COSTS AND EXPENSES

5.1 No Fees Payable Under Agreement. The Trust, Distributor and Adviser shall pay no fee or other compensation to the Company under this Agreement and the Company shall pay no fee or other compensation to the Trust, the Distributor or the Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with this Agreement.

5.2 Allocation of Expenses. Each party shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform and arranging for appropriate compensation for (a) distribution and shareholder-related services under a plan adopted in accordance with Rule 12b-1 under the 1940 Act and (b) other services that are not primarily intended to result in the sale of shares of the Funds, which are provided to Variable Contract owners relating to the Funds.

5.3 Trust Expenses for Registration and Qualification. Except as otherwise set forth in this Agreement, all expenses incident to performance by the Trust of this Agreement will be paid by the Trust or the Distributor to the extent permitted by law. All shares of the Funds specified on Schedule A will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust will bear the expenses for the cost of registration and qualification of the Shares, including without limitation, the preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Trust and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Trust; preparation and filing of the Trust's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Trust's prospectus; typesetting and printing proxy materials and reports to Variable Contract owners (including the costs of printing a Trust prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of shares of the Funds; any expenses permitted to be paid or assumed by the Trust with respect to the Funds pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs regarding the Funds in electronic or typeset format for distribution to existing Variable Contract owners determined in accordance with Section 3.2 hereof.

5.4 Company Expenses for Registration and Qualification. Except as otherwise provided in Sections 1.3, 1.10, 3.2, 3.3, 3.4, 5.5, 8.3, 8.4, 8.5 and 9.4, the
Company shall bear all expenses associated with the registration, qualification, and filing of the Variable Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing, and distributing the Variable Contracts' prospectus and SAI; the cost of printing the Trust's prospectus for use in connection with offering the Variable Contracts; and the cost of printing and distributing such annual individual account statements for Variable Contract owners as are required by state insurance laws.

5.5 Reimbursement for Substitution. Notwithstanding anything herein to the contrary, the Trust, the Distributor or the Adviser shall reimburse the Company for the costs associated with substituting the securities of a registered investment company for the shares of any Fund that has discontinued or intends to discontinue the offering of its shares to Variable Contract owners, or that implements, or intends to implement, a fundamental change in investment objective or policy or other change requiring shareholder approval, or with respect to which the Company determines to terminate the Agreement pursuant to
Section 9.2(b)-(d) or (g) hereof. The costs of such substitution shall include, without limitation, reasonable legal fees for obtaining any required SEC order approving such substitution, and expenses for printing and distributing any prospectus supplement or other disclosure of the substitution or elimination of the affected Fund as an investment vehicle under the Contracts.

                         Article VI. POTENTIAL CONFLICTS

6.1 Application for Mixed and Shared Funding Exemptive Order. The parties acknowledge that the Trust will file an application with the SEC, at its expense, requesting an order granting relief from various provisions of the 1940 Act and the rules adopted thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of other insurance companies that are unaffiliated with the Company (the "Participating Companies") and qualified pension and retirement plans outside the separate account context (the "Qualified Plans"). It is anticipated that such exemptive order (the "Mixed and Shared Funding Exemptive Order"), when and if issued, shall require Trust, the Company and each Participating Company and Qualified Plan to comply with conditions and undertakings substantially as provided in this Article. If the Mixed and Shared Funding Exemptive Order imposes conditions materially different from those provided for in this Article, the conditions and undertakings imposed by the Mixed and Shared Funding Exemptive Order shall govern this Agreement and the parties hereto agree to amend this Agreement consistent with the Mixed and Shared Funding Exemptive Order to the extent reasonably practicable.

6.2 Determination by Board. The Trust's Board will monitor the Trust for the existence of any material irreconcilable conflict between and among the interests of the Variable Contract owners and the owners of variable contacts of all Participating Companies and of Qualified Plan Participants and Qualified Plans investing in the Trust, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; (f) a decision by the Company or a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of plan participants. The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

6.3 Assistance of the Company. The Company will be responsible for assisting the Board in carrying out its duties and responsibilities under the Mixed and Shared Trusting Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions. No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

6.4 Remedial Action. If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in the Trust, the Board shall give prompt notice of the conflict and the implications thereof to the Company and all Participating Companies and Qualified Plans. If the Board determines that Company is a relevant Participating Company or Qualified Plan with respect to said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

       (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust, or another investment company;

       (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and

       (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Trust to withdraw the Separate Account's investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

6.5 Disregard of Voting Instructions. If a material irreconcilable conflict arises because of a decision by the Company to disregard Variable Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of variable contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the investment of the affected sub-account(s) of the Separate Account(s) in the Fund and terminate this Agreement with respect to such sub-account(s) provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board of the Trust. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice to the Company that this provision is being implemented. Until the end of such six-month period, the Distributor and the Adviser will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

6.6 State Insurance Regulatory Decision. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the decisions of the majority of other state insurance regulators, then the Company will withdraw the investment of the affected sub-account(s) of the Separate Account(s) in the Fund and terminate this Agreement with respect to such sub-account(s); provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. The Trust agrees that it shall seek to assure that no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Trust will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Funds.

6.7 Resolution of Material Conflict. For purposes of Section 6.4 through 6.6 of this Agreement, a majority of the disinterested members of the Board will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Variable Contracts. The Company will not be required by Section 6.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Variable Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the investment of the affected sub-account(s) of the Separate Account(s) in the affected Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board of the Trust.

                               Article VII. VOTING

7.1 Pass-Through Voting. The Company will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, the Company, where applicable, will vote shares of the Funds held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in a Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies; provided the Trust, the Distributor or the Adviser provides timely notice to the Company of the manner of calculation of such other Participating Insurance Companies. The Company will vote shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as its votes those Shares for which it has received voting instructions. The Company shall not oppose or interfere with the solicitation of proxies for Trust shares held for such Variable Contract owners.

7.2 Compliance with Rules 6e-2 and Rule 6e-3(T). If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in any Mixed and Shared Funding Exemptive Order obtained by the Trust, then Trust, and/or the Company, as appropriate and as reasonably practicable, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                          Article VIII. INDEMNIFICATION

8.1   Indemnified Parties.

      (a) For purposes of Sections 8.2, 8.7 and 8.8, the term "Indemnified Parties" shall mean the Trust, the Adviser and the Distributor, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Trust, the Adviser or the Distributor within the meaning of Section 15 of the 1933 Act.

      (b) For purposes of Sections 8.3 through 8.5, 8.7 and 8.8, the term "Indemnified Parties" shall mean the Company and each of its directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

8.2   Indemnification by the Company.

      (a) Subject to Section 8.6 below, the Company agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Variable Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any of the Indemnified Parties if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of any of the Indemnified

               Parties for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust Shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Trust Shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.3  Indemnification by the Trust.

         (a) Subject to Section 8.6 below, the Trust agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust's shares or the Variable Contracts and:

             (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust, the Adviser or the Distributor by the Company for use in the registration statement or prospectus for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust Shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Trust, the Adviser or the Distributor or persons under their control) or wrongful conduct of the Trust, the Adviser or the Distributor or persons under their control, with respect to the sale or distribution of the Variable Contracts or Trust Shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Trust, the Adviser or the Distributor; or

               (iv) arise as a result of a failure by the Trust, the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust, the Adviser or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

         (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.4  Indemnification by the Adviser.

         (a) Subject to Section 8.6 below, the Adviser agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust's shares or the Variable Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement made by the Adviser of any material fact contained in the registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission by the Adviser to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust, the Adviser or the Distributor by the Company for use in the registration statement or prospectus for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust Shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Variable Contracts or Trust Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Adviser; or

                  (iv) arise as a result of a failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the the Adviser.

         (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.5  Indemnification by the Distributor.

         (a) Subject to Section 8.6 below, the Distributor agrees to indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust's shares or the Variable Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Company for use in the registration statement or prospectus for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust Shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor, the Adviser or persons under their control) or wrongful conduct of the Distributor, the Adviser or persons under their control, with respect to the sale or distribution of the Variable Contracts or Trust Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Trust, the Adviser or the Distributor; or

          (iv) arise as a result of a failure by the Trust, the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Distributor.

     (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.6 Indemnification for Errors. In the event of any error or delay with respect to information regarding the pricing, purchase, redemption, transfer or registration of shares of the Trust, the parties agree that each is obligated to make the Separate Accounts and/or the Trust, respectively, whole for any error or delay that it causes, subject in each case to the related Fund's policies on materiality of pricing errors, if applicable. In addition, each party agrees that no party will receive compensation from the other for the costs of any reprocessing necessary as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section in a mutually agreeable form and which shall be confirmed in writing.

If an adjustment is necessary to correct a material error which has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Fund(s) attributable to the accounts of the Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amounts to the applicable Variable Contract owners' accounts. Upon notification by the Trust or its designee of any overpayment due to a material error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Variable Contract owners. If any such overpayment has been paid to Variable Contract owners, upon request by Trust or its designee, the Company shall provide reasonable assistance to recover overpayments from Variable Contract owners or make other adjustments of applicable Shares in the applicable Variable Contract owners' accounts in lieu thereof. If because of a pricing error Variable Contract owners underpaid for units of interest credited to his/her account, upon request by Trust, the Company shall provide reasonable assistance to recover any such underpayments or make or other adjustment of applicable shares in the applicable Variable Contract owners' accounts in lieu thereof.

8.7 Notification of Claim. A party shall not be liable under this Article with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such indemnifying party, in writing, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify such indemnifying party of any such claim shall not relieve the the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.

8.8 Participation in, and Assumption of, Defense of a Claim. In case any action is brought against the Indemnified Parties and a party is notified thereof in accordance with section 8.7, that party shall be entitled (a) to participate at its own expense in the defense thereof and (b) to elect to assume the defense thereof with counsel satisfactory to the party named in the action; provided, however, that in the event an Indemnified Party receives notice to assume defense of the same or related claim from any two or more of the Trust, Adviser and Distributor, the Indemnified Party, in its sole discretion, shall determine which election to accept. After an election is made to assume the defense of an action, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the party assuming the defense will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                          Article IX. TERM; TERMINATION

9.1 Term of Agreement. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

9.2 Termination of Agreement. This Agreement shall terminate as to one, some, or all of the Funds in accordance with the following provisions:

        (a) at the option of any party as to any Fund, upon ninety (90) days' advance written notice to the other parties; or

        (b) at the option of the Company as to any Fund, upon written notice to the other parties, to the extent that the Shares of that Fund are not reasonably available to meet the requirements of the Variable Contracts or are not appropriate funding vehicles for the Variable Contracts, as determined by the Company. Without limiting the generality of the foregoing, Shares of a Fund are "not appropriate funding vehicles for the Variable Contracts" in instances where, for example: (i) Fund shares for any class are offered at public sale;
            (ii) the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision); (iii) the Fund has failed to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), (iv) the Company reasonably believes that the Fund will cease to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision) or (v) the Company reasonably believes that the Fund will fail to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision); or

        (c) at the option of the Company, upon written notice to the other parties, in the event formal proceedings are instituted against Trust, Distributor or Adviser by the SEC, the NASD, or any other regulatory body, regarding the Trust's, Distributor's or Adviser's obligations and duties hereunder or related to the sales of the Shares and, in the reasonable opinion of Company, such proceedings are deemed unlikely to be resolved within 90 days to Company's satisfaction; or

        (d) at the option of Company, upon written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, the Distributor or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

        (e) at the option of the Trust, Distributor or Adviser, upon written notice to the Company, in the event formal proceedings are instituted against the Company by the SEC, the NASD, or any other regulatory body, regarding the Company's obligations and duties hereunder; or

        (f) at the option of the Trust, the Distributor or the Adviser, upon written notice to the Company, if they shall determine, in their judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

        (g) at the option of the Company, upon the Trust's, the Distributor's or the Adviser's material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten (10) days after written notice of such breach is delivered to the Trust, the Distributor or the Adviser, as the case may be; or

        (h) at the option of the Trust, upon the Company's material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within ten (10) days after written notice of such breach is delivered to the Company; or

        (i) upon assignment of this Agreement, unless made with consent of the parties hereto; or

        (j) as provided in Article VI hereof.

9.3 Availability of Shares Following Termination. Notwithstanding any termination of this Agreement pursuant to Section 9.2 hereof, the Trust at the option of the Company will continue to make available additional Trust Shares, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the payment of additional purchase payments or reallocation of Variable Contract investments under the Existing Contracts.

9.4 Substitution of Shares Following Termination. Notwithstanding anything herein to the contrary, the Trust, the Adviser, or the Distributor shall reimburse the Company for the costs associated with substituting the securities of a registered investment company for the Shares of any Fund where due to the acts of the Trust, the Distributor or the Adviser: (a) the Fund either offers its Shares at public sale, ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), or fails to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the Fund no longer qualifies to serve as a Trusting vehicle for the Variable Contracts, or (b) there is a material change in a fundamental investment objective of the Fund requiring shareholder approval which results in the reclassification of the investment style of the Fund by a nationally recognized mutual fund ranking organization, and the Company furnishes the Trust or the Distributor with written notice of its objection to such change prior to shareholder approval of such change. The costs of such substitution shall include, without limitation, reasonable legal fees for obtaining any required SEC order approving such substitution, and expenses for printing and distributing any prospectus supplement or other disclosure of the substitution or elimination of the Fund as an investment vehicle under the Variable Contracts. The parties agree that any reimbursements for costs under this Section 9.4 shall be limited to necessary and reasonable expenses.

9.5 Survival of Provisions. The provisions of Articles VI and VIII and Section
11.1 shall survive any termination of this Agreement, and all relevant provisions of the Agreement shall continue to apply to the sale and redemption of Shares after termination with respect to Existing Contracts.

                               Article X. NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trust:           The World Insurance Trust
                       1500 Forest Avenue
                       Richmond, Virginia  23226

         Copy to:      Steven M. Felsenstein, Esq.
                       Greenberg Traurig, LLP
                       2700 Two Commerce Square
                       Philadelphia, Pennsylvania  19103

If to Adviser:         CSI Capital Management, Inc.
                       445 Bush Street
                       San Francisco, California  94108

If to Distributor:     First Dominion Capital Corp.
                       1500 Forest Avenue
                       Richmond, Virginia  23226

         Copy to:      Steven M. Felsenstein, Esq.
                       Greenberg Traurig, LLP

                       2700 Two Commerce Square
                       Philadelphia, Pennsylvania  19103

If to Company:         John Hancock Life Insurance Company
                       John Hancock Place
                       P.O. Box 111
                       Boston, MA  02117

                       Attention:   Ronald J. Bocage
                                    Vice President and Counsel

       Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                            Article XI. MISCELLANEOUS

11.1 Privacy. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the "nonpublic personal information" of their consumers within the meaning of SEC Regulation S-P (collectively, "Confidential Information"), it being understood that Confidential Information of the Company includes the names and addresses of all of the Variable Contract owners. Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party's prior written consent

11.2 Compliance. The Trust, the Distributor and the Adviser agree to maintain a commitment to compliance as demonstrated by such factors as, without limit, a Code of Ethics policy and procedures, monitoring procedures for compliance with applicable tax requirements (e.g., Section 817(h) of the Internal Revenue Code), restrictions in the Prospectus or Statement of Additional Information, other legal requirements (e.g., 1940 Act), and internal compliance policies and procedures, and to provide the Company or its designee periodic compliance reports as may be reasonably requested by the Company or its designee to keep them reasonably apprised of the Trust's compliance activities.

11.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.5 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6 Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

11.7 Liability. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his or her capacity as an officer of the Trust. The obligations of the Trust under this Agreement shall be binding upon the assets and property of the Trust and each respective Fund thereof only and shall not be binding on any member of the Board of the Trust or officer or shareholder of the Trust individually. In addition, notwithstanding any other provision of this Agreement, no Fund shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Fund or from the application of this Agreement to any other Fund. It is also understood that each of the Funds shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Funds had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

11.8 Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

11.10 Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                                   SIGNATURES

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

Trust:                              The World Insurance Trust


                                    By: /s/ JOHN PASCO III
                                       -------------------
                                    Name:  John Pasco III
                                    Title: Chairman

Adviser:                            CSI Capital Management, Inc.


                                    By:     /s/ LELAND FAUST
                                        -----------------------
                                    Name:  Leland Faust
                                    Title: President

Distributor:                        First Dominion Capital Corp.


                                    By: JOHN PASCO III
                                        --------------
                                    Name:  John Pasco III
                                    Title: President

Company:                            John Hancock Life Insurance Company


                                    By:    /s/ MICHELE G. VAN LEER
                                        ----------------------------
                                    Name:  Michele G. Van Leer
                                    Title: Senior Vice President

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

                             Funds and Share Classes

       In accordance with the provisions of the Participation Agreement, the following Funds and share classes of the Trust are available for purchase by the Company on behalf of the Separate Accounts shown on Schedule B:

--------------------------------------------------------------------------------
Name of Fund                             Class(es)
--------------------------------------------------------------------------------
CSI Equity Portfolio                     Initial
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date: __________

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

                                Separate Accounts

In accordance with the provisions of the Participation Agreement, the following Separate Accounts of the Company are permitted to invest in the Fund(s) and class(es) of shares of the Trust shown in Schedule A.

For John Hancock Life Insurance Company:

NAME OF SEPARATE ACCOUNT: John Hancock Variable Life Account UV


Date:  ______________

                                      B-1